UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 9, 2014

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation and organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
2500 Eastpoint Parkway, Louisville, Kentucky	40223
(Address of principal executive offices)	(Zip code)

(502) 499-4800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 9, 2014, Porter Bancorp, Inc. (“PBIB”) announced that the appointments of N. Marc Satterthwaite and Mark F. Wheeler to the boards of directors of PBIB and PBI Bank, Inc. had become effective following receipt of regulatory approvals.  A copy of the press release announcing the appointments of Mr. Satterthwaite and Mr. Wheeler is attached as Exhibit 99 to this report.

The appointment of a third new director, Michael T. Levy, to both boards is currently pending before the bank regulatory agencies.

N. Marc Satterthwaite, age 50, is Vice President, Director of Sales Operations, North America, for Brown-Forman Corporation, a diversified producer of fine quality consumer products that is among the top 10 largest spirit and wine companies in the world. Mr. Satterthwaite currently oversees all facets of Brown-Forman’s consumer sales throughout the U.S. and Canada and has held a variety of positions across sales and marketing since joining Brown-Forman in 1988. Within the beverage industry, he serves as Vice Chairman of the NABCA Industry Advisory Committee. Mr. Satterthwaite is a graduate of Western Kentucky University and holds a master’s degree in business administration from University of New Orleans.

Mark F. Wheeler, age 55, is Chief Financial Officer of PT Development (PTD), a Louisville-based management firm that specializes in providing management and other operational efficiencies to privately held physical therapy practices. Mr. Wheeler is responsible for most of PTD’s financial functions, including accounting, payor contracting, mergers and acquisitions, and other general corporate matters. From 1998 through October 2013, he was Executive Vice President and Regional Chairman of U.S. Bank, Louisville, where he was responsible for commercial banking in the Louisville, Nashville, Dayton, Cincinnati, Cleveland, Akron, and Columbus markets, in addition to U.S. Bank’s national Professional Sports business. Prior to joining U.S. Bank, Mr. Wheeler was Senior Vice President and Manager of National Corporate Banking for PNC Bank. He holds a bachelor’s degree in finance from Eastern Kentucky University.

Michael T. Levy, age 45, is Vice President of Brown & Brown of Kentucky, a Lexington, Kentucky insurance brokerage firm.  From 1990 to 2007 he was President of Muirfield Insurance Inc. An owner of Bluewater Farm, LLC, Mr. Levy is active in breeding and selling Thoroughbreds and serves as a board member of the Thoroughbred Owners and Breeders Association and Breeders Cup, Ltd.  He is a graduate of the University of Pennsylvania.

The board of directors expects to nominate the following seven individuals to stand for election as directors at the 2014 annual meeting of the PBIB shareholders to be held on May 28, 2014:

W. Glenn Hogan	Michael T. Levy
William G. Porter	N. Marc Satterthwaite
John T. Taylor	Mark F. Wheeler
W. Kirk Wycoff

Three current directors, David L. Hawkins, Sidney L. Monroe and Stephen A. Williams, have notified PBIB of their intention not to stand for re-election as directors at the 2014 annual meeting of shareholders, subject to regulatory approval of the new director appointments.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99	Press release issued April 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTER BANCORP, INC.

Date:	April 11, 2014	By:	/s/ John T. Taylor
John T. Taylor
Chief Executive Officer and Chairman of the Board

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